UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor

New York, New York 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Investment Agreement

On October 1, 2018, ExlService Holdings, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with Oregon Echo LLC (the “Purchaser”), an affiliate of The Orogen Group LLC (“Orogen”), relating to the issuance to the Purchaser of $150,000,000 in aggregate principal amount of 3.50% Convertible Senior Notes due October 1, 2024 (the “Notes”). The transactions contemplated by the Investment Agreement, including the issuance of the Notes (the “Transactions”), closed on October 4, 2018 (the “Closing”).

Board Representation

Pursuant to the terms of the Investment Agreement, effective as of the Closing, the Company’s Board of Directors (the “Board”) increased the size of the Board from nine directors to ten directors and appointed Vikram S. Pandit, an individual designated by the Purchaser, to the Board to serve as a Class III director. For so long as the Purchaser has the right to nominate a director to the Board under the Investment Agreement, the Company has, subject to the terms of the Investment Agreement, agreed to include such person in its slate of nominees for election to the Board at each of the Company’s meetings of stockholders at which directors are to be elected, and to use its reasonable best efforts to cause the election of such person to the Board. The Purchaser’s right to nominate a director will terminate if Purchaser and its affiliates beneficially own less than 50% of the number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), deemed beneficially owned by the Purchaser and its affiliates immediately following the issuance of the Notes (which, for purposes of the Investment Agreement, includes shares of Common Stock of the Company issuable upon conversion of the Notes).

Standstill

Pursuant to the Investment Agreement, the Purchaser has agreed, subject to certain exceptions, that until the later of (i) the first date following such time as there is no Orogen-Affiliated Director, as defined in the Investment Agreement, on the Board and (ii) the two-year anniversary of the date of the Closing, the Purchaser will not, among other things: (A) engage in or participate in any way in any solicitation of proxies or consents; (B) form a “group” under Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to any voting stock of the Company; (C) acquire beneficial ownership of more than 20% of the Company’s outstanding Common Stock; (D) make or participate in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving the Company; (E) seek the election or appointment to, or removal from, the Board of any candidate to the Board (other than as provided for in the Investment Agreement); (F) make any stockholder proposal or request for stock list materials; (G) make any public proposal with respect to a change in the number or term of directors, the capitalization of the Company, any material change in the Company’s management, business or structure, an amendment to the Company’s organizational documents or the delisting or deregistration of any of the Company’s securities; or (H) institute or assist in any litigation against the Company to effect any of the foregoing actions.

Transfer Restrictions and Registration Rights

Beginning on the date of the Closing and ending on the earlier of (i) the date that is two years following the date of Closing, (ii) the consummation of a change of control of the Company (or entry into a definitive agreement that would result in a change of control) and (iii) the later of the one-year anniversary of the date of Closing and the first date on which there is no Orogen-Affiliated Director, as defined in the Investment Agreement, serving on the Board, the Purchaser will not transfer the Notes or any shares of Common Stock issuable upon conversion of the Notes, or enter into any transaction that transfers to a third person ownership or interests in the Notes or any shares of Common Stock. These restrictions do not apply to, among other things, transfers to affiliates, transfers made with the consent of the Company or transfers to the Company, transfers to a third-party for cash to the extent all of the proceeds are used to serve as collateral for a bona fide margin call or satisfy certain payments in connection therewith, the tender of any shares of Common Stock pursuant to a third party tender offer or any merger or similar transaction or distributions to the Purchaser’s equity holders.

Subject to certain limitations, the Investment Agreement provides that the Company will, by no later than February 1, 2019, prepare, file and use reasonable efforts to cause to be declared effective a shelf registration statement registering the public resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes.

Preemptive Rights

Under the Investment Agreement, the Company is required to give the Purchaser notice of any proposed issuance by the Company of any shares of Common Stock or preferred stock, or any shares convertible into or exchangeable for such shares, at least 20 days prior to the proposed date of issuance. The Purchaser and its affiliates that own any Company securities are then entitled to purchase up to their pro rata share of the securities the Company proposes to issue, at the same price and on the same terms as those disclosed in the notice.

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The Investment Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Investment Agreement were made only for purposes of the Investment Agreement and as of specific dates, were solely for the benefit of the parties to the Investment Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Investment Agreement.

Indenture

In connection with the Closing, the Company and Citibank, N.A. (the “Trustee”) entered into an indenture dated as of October 4, 2018 (the “Indenture”) pursuant to which the Notes were issued to the Purchaser.

The Notes bear interest at a rate of 3.50% per annum, payable semi-annually in arrears in cash on April 1 and October 1 of each year, with the first payment to be made on April 1, 2019. The Notes will mature on October 1, 2024 (the “Maturity Date”), subject to earlier conversion or redemption.

Each holder of a Note has the right, at its option, to convert all or any portion of the outstanding principal balance remaining under such Note at any time prior to the close of business on the second scheduled trading day immediately preceding the Maturity Date at an initial conversion rate of 13.3333 shares of Common Stock per $1,000 principal amount of the Notes (which represents an initial conversion price of approximately $75 per share), in each case subject to certain adjustments determined in the manner set forth in the Indenture. The Company may settle any conversion in cash, shares of Common Stock or a combination of cash and Common Stock, at its election.

The conversion rate is subject to adjustment from time to time upon the occurrence of certain customary events, including upon the Company’s paying a dividend or making a distribution on its outstanding Common Stock of additional shares of Common Stock, paying a cash dividend, consummating of a share split or share combination, making a rights offering or making a payment in respect of certain tender offers or exchange offers for its Common Stock. Holders of Notes that are converted in connection with a Make-Whole Fundamental Change, as defined in the Indenture, are, under certain circumstances, entitled to an increase in the conversion rate for such Notes based on the effective date of such event and the applicable price attributable to the event as set forth in a table contained in the Indenture. The definition of Make-Whole Fundamental Change includes a sale of substantially all the Company’s assets, a change of control of the Company by way of a tender offer, merger or similar event, and the adoption of a plan relating to the Company’s liquidation or dissolution.

With certain exceptions, upon a Fundamental Change, as defined in the Indenture, the holders of the Notes may require that the Company repurchase all or part of the principal amount of the Notes at a purchase price equal to the principal amount plus accrued and unpaid interest. In addition, the Company may redeem the principal amount of the Notes, at its option, in whole but not in part, at a purchase price equal to the principal amount plus accrued and unpaid interest on or after October 1, 2021, if the closing sale price of the Common Stock exceeds 150% of the then-current conversion price for 20 or more trading days in the 30 consecutive trading day period preceding the Company’s exercise of this redemption right (including the trading day immediately prior to the date of the notice of redemption).

The Notes are senior unsecured obligations of the Company and rank equal in right of payment to all senior unsecured indebtedness of the Company, and will rank senior in right of payment to any indebtedness that is contractually subordinated to the Notes.

The Indenture includes customary events of default. If an event of default, as defined in the Indenture, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may, subject to certain exceptions provided in the Indenture, declare 100% of the principal of, and accrued and unpaid interest through the date of such declaration on, all the Notes to be immediately due and payable in full. In the case of certain events of bankruptcy or insolvency, the principal amount of the Notes and any unpaid interest accrued thereon through the occurrence of such event will automatically become and be immediately due and payable.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Amendment to Credit Agreement

The Company entered into a second amendment (the “Amendment”) to its Credit Agreement, effective as of November 21, 2017, as amended, among the Company, as borrower, with certain lenders, and Citibank, N.A. as Administrative Agent to, among other things, permit the issuance by the Company of the Notes, and settlement upon maturity or conversion thereof, in accordance with the Investment Agreement, the Indenture and the other documents entered into in connection therewith.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

At the Closing, the Company sold $150 million principal amount of the Notes to the Purchaser in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company has relied on this exemption from registration based in part on representations made by the Purchaser in the Investment Agreement that it is an “accredited investor” as defined in Rule 501 under the Securities Act and that the Notes are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof in violation of any federal or state securities laws.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the Closing, on October 4, 2018, pursuant to the Investment Agreement, Vikram S. Pandit was appointed to be a member of the Board, to serve as a Class III director. Mr. Pandit serves as a director for Virtusa Corporation and Bombardier Inc., and previously served as Chief Executive Officer and a member of the Board of Directors of Citigroup Inc. In connection with Mr. Pandit’s appointment, the Company expanded the size of the Board from nine to ten directors.

Mr. Pandit will be entitled to the compensation the Company offers its other non-executive directors, including annual retainers and equity compensation in the form of Company restricted stock units. For more information on the compensation of the Company’s directors, please refer to the disclosure under the heading “Director Compensation for Fiscal Year 2017” in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on June 15, 2018 (filed with the Securities and Exchange Commission on April 27, 2018).

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Indenture, dated as of October 4, 2018, by and between ExlService Holdings, Inc. and Citibank, N.A., as trustee.
10.1	Investment Agreement, dated as of October 1, 2018, by and between ExlService Holdings, Inc. and Orogen Echo LLC.
10.2	Second Amendment to Credit Agreement, dated as of October 1, 2018, by and among ExlService Holdings, Inc., the other loan parties thereto, the lenders party thereto, and Citibank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: October 4, 2018	By:	/s/ AJAY AYYAPPAN
	Name:	Ajay Ayyappan
	Title:	Deputy General Counsel and Corporate Secretary